                                                                     EXHIBIT 4.2

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.


                              LUMINEX CORPORATION
                              -------------------

              Warrant for the Purchase of Shares of Common Stock
              --------------------------------------------------

No. 1                                                             262,500 Shares

     FOR VALUE RECEIVED, Luminex Corporation, a Texas corporation (the "Company"), hereby certifies that Southcoast Capital Corporation or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on April 2, 1997 and prior to 5:00 P.M., New York City time, on April 2, 2002, Two Hundred Sixty Two Thousand Five Hundred (262,500) fully paid and non-assessable shares of the common stock, $.001 par value per share, of the Company for an aggregate purchase price of $1,050,000 (computed on the basis of $4.00 per share). (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock" (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to individually as a "Warrant Share" and collectively as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price"
(iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price," (v) this Warrant and all Warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "Holders.") The Aggregate Warrant Price is not subject to adjustment. The per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate

Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

     1.   Exercise of Warrant. (a) The Holder may exercise this Warrant, in
          -------------------
whole or in part, as follows:

               (i) By presentation and surrender of this Warrant to the Company at the address set forth in Subsection 9(a) hereof, with the Subscription Form annexed hereto (or a reasonable facsimile thereof) duly executed and accompanied by payment of the Per Share Warrant Price for each Warrant Share to be purchased. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company; or

               (ii) By presentation and surrender of this Warrant to the Company at the address set forth in Subsection 9(a) hereof, with a Cashless Exercise Form annexed hereto (or a reasonable facsimile thereof) duly executed (a "Cashless Exercise"). Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the Aggregate Warrant Price. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares being exercised by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Per Share Warrant Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 1(a)(ii), the then current market price per share of Common Stock at any date shall be deemed to be the average for the thirty consecutive business days immediately prior to the Cashless Exercise of the daily closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange the closing price as reported by the Nasdaq National Market, or if not then listed on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or if not then publicly traded, the fair market price of the Common Stock as determined in good faith by the Board of Directors.

          (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (i) issue a certificate or certificates, in such denominations as are requested for delivery by the

Holder, in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount squat to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercisable in part, pursuant to the provisions of this Warrant. The Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

     2.   Reservation of Warrant Shares; Listing. The Company agrees that, prior
          ---------------------------------------
to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refuse and (b) if the Company hereafter lists its Common Stock on any national securities exchange, keep the shares of the Common Stock receivable upon the exercise of this Warrant authorized for listing on such exchange upon notice of issuance.

     3.   Protection Against Dilution. (a) In case the Company shall hereafter
          ---------------------------
(i) pay a dividend or make a distribution on its capital stock in shares of Common. Stock (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock Into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (b) at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(a), and also excluding cash dividends or cash distributions paid out of not profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business days immediately prior to the record date of the daily closing price of the Common Stock as reported by the national securities exchange upon which the Common Stock is then listed or if not listed on any such exchange, the average of the closing prices as reported by the Nasdaq National Market, or if not then listed on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or if not then publicly traded, the fair market price as determined in good faith by the Company's Board of Directors) less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidences of indebtedness, cash, securities or Property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 8(b) shall become effective immediately after the record date of any such Special Dividend.

          (c) Except as provided in Subsection 3(e), in case the Company shall prior to June 30, 1998 issue or sell any share of Common Stock for a consideration per share less than the Per Share Warrant Price on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Per Share Warrant Price plus (B) the consideration received by the Company upon such Issuance or sale by (ii) the total number of share of Common Stock outstanding after such issuance or sale.

          (d) Except as provided in Subsections 3(b) and 3(e), in case the Company shall prior to June 30, 1998 issue or sell any rights, options, warrants or securities convertible into Common Stock entitling the holders thereof to purchase Common Stock or to convert such securities into Common Stock at a price per share (determined by dividing (i) the total amount if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of Common Stock issuable, upon exercise or conversion of such securities) low than the then current Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing
(i) the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance or sales multiplied by the Per Share Warrant Price plus (B) the Total Consideration by (ii) the number of share of Common Stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of Common Stock issuable upon exercise or conversion of such securities.

          (e) No adjustment in the Per Share Warrant Price shall be required in the case of (i) the issuance by the Company of options, warrants or rights to officers, directors and employees to purchase shares of Common Stock or the issuance of shares of Common Stock upon the exercise thereof, including any such options, warrants or rights as are issued and outstanding as of the date hereof and (ii) the issuance by the Company of Common Stock pursuant to the exercise of any Warrant.

          (f) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange affected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive after such reorganization, consolidation, merger, statutory exchange, age or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall, be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(f) shall similarly apply to successive reorganizations, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provision so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (g) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of Warrants representing the right to purchase a majority of the Warrant Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, an a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the

Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the company.

          (h) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by
                           --------  -------
reason of this Subsection 8(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further,
                                                             -------- ------
however, that adjustments shall be required and made In accordance with the provisions of this Section 3 (other than this Subsection 3(h)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 8 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 8, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

          (i) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such Adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

          (j) If the Board of Directors of the Company shall (i) declare any dividend or other distribution with respect to the Common Stock, other than a cash dividend subject to the first parenthetical in Subsection 3(b), (ii) offer to the holders of sham of Common Stock any additional share of Common Stock any securities convertible into or exercisable for shares of Common Stock or any rights to subscribe thereto, or (iii) propose a dissolution, liquidation or winding up of the Company, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining stockholders entitled to participate In such dividend, distribution, offer or subscription right or to vote on such dissolution, liquidation or winding up.

          (k) It as a result of an adjustment made pursuant to this Section 8, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

     4.   Fully Paid Stock; Taxes. The Company agrees that the shares of the
          -----------------------
Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or low than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp. original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

     5.   Registration Under Securities Act of 1933.
          -----------------------------------------

          (a) The Company agrees that if, at any time or times six months following the effective date of an initial public offering of securities of the Company to the general public covered by a registration statement under the Securities Act of 1983 (the "Act") the Holder and/or the Holders of any other Warrants and/or Warrant Shares who or which shall hold not less than 35% of the Warrants and/or Warrant Shares outstanding at such time and not previously sold pursuant to this Section 5 shall request that the Company file, under the Act, a registration statement under the Act covering not less than 35% of the Warrant Shares issued or Issuable upon the exercise of the Warrants and not so previously sold, the Company will (i) promptly notify each Holder of the Warrants and each holder of Warrant Shares not go previously sold that such registration statement will be filed and that the Warrant Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder and such Holders, will be included in such registration statement at the Holder's and such. Holders' request, (ii) cause such registration statement to be filed with the Securities and Exchange Commission within thirty days of such request and to cover all Warrant Shares which it had been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Holders to effect the proposed sale or other disposition. The Company shall be required to effect a registration or qualification pursuant to this Subsection 5(a) on one occasion only.

          (b) The Company agrees that if the Board of Directors of the Company shall authorize the filing of a registration statement (any such registration statement being hereinafter called a "Subsequent Registration Statement) under the Act

(otherwise than pursuant to Subsection 5(a) hereof, or other than (i) an initial public offering of the Company's securities, (ii) a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) or
(iii) an exchange offer or an offering of securities solely to the emitting shareholders or employees of the Company or the existing shareholders of another company in connection with a merger or acquisition or otherwise on Form S-4 or an equivalent form, in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company will (A) promptly notify the Holder and each of the Holders, if any, of other Warrants and/or Warrant Shares not previously sold pursuant to this Section 5 that such Subsequent Registration Statement will be filed and that the Warrant Share which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders, will at the Holder's and such Holders' request, be included in such Subsequent Registration Statement and (B) upon the written request of a Holder made within 20 days after the giving of such notice by the Company, include in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include.

               The Company shall not be required under this Subsection 5(b) to include any securities of Holders in an underwritten offering of the Company's securities unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then on1y in such quantity as will not, in the opinion of the managing underwriters, interfere with the successful marketing of the offering by the Company, provided, however, that any reduction of the amount of securities to be included
--------  -------
in such offering shall not represent a greater fraction of the amount of securities intended to be offered by Holders than the fraction of similar reduction imposed on such other persons or entities (but not the Company) with respect to the amount of securities they intended to offer in such offering.

          (c) Whenever the Company is required pursuant to the provisions of this Section 5 to include Warrant Shares in a registration statement, the company shall, (i) furnish each Holder of any such Warrant shares and each underwriter of such arrant Shares with such copies of the prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution Of the Warrant Sales, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or laws (to the extent applicable) of such jurisdiction or Jurisdictions as the Holder of any such Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution In such jurisdiction, or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold. Nothing contained in this Warrant shall be construed as requiring a Holder to exercise its Warrant prior to the closing of an offering pursuant to a registration statement referred to in Subsection 5(a) or 5(b).

          (d) The Company shall furnish to each Holder participating in an underwritten Owing pursuant to a registration statement under this Section 5 and to each underwriter, if any a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement and an opinion dated the data of the closing under the underwriting agreement, and (ii) a "comfort" letter dated the effective date of such registration statement and a letter dated the date of the closing under the underwriting agreement signed by the independent Public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offering of securities.

          (e) In connection with an underwritten offering, the Company shall enter into an underwriting agreement with the managing underwriters reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, which shall contain such representations, warranties and covenants by the Company and such other term as are customarily contained in agreements of that type used by the managing underwriter. The Holder shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all representatives, warranties and covenants of the Company to or for the benefit of such underwriters also be made to and for the benefit of such Holders.

          (f) The Company shall pay all expenses incurred in connection with any registration statement or Other action, pursuant to the provisions of this
Section 5, including the reasonable fees and expenses of one counsel representing the Holders of Warrant Shares included in any such registration statement, other than underwriting discounts, commissions, selling commissions and applicable transfer taxes relating to the Warrant Shares.

          (g) (1) The Company will indemnify and hold harmless each Holder Of Warrant Shares which are Included in each registration statement referred to in Subsections 5(a) and 5(b), each of Its officers, directors and partners, and each Person. if any controlling such Holder within the meaning of Section, 15 of the Act or Section 20(a) Of the Securities & Exchange Act of 1934, as amended (the "Exchange Act"), and each underwriter of such Warrant Shares, and each Of its Officers, directors and partners, and each person if any, who controls any underwriter, from and against any and all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, related prospectus or any amendment or supplement thereto incident to any such registration, qualification or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the therein not misleading, or any violation or alleged violation by the Company of the Act, the Exchange Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, promptly as such expenses are incurred, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, low, damage, liability, action or proceeding, provided, however, that the Company will not be liable in any
               --------  -------
such case to the extent that any such claim loss, damage, liability or expense arises out of or a based upon any untrue statement or based upon written information furnished to the Company expressly for use in connection with such registration by such Holder, underwriter or controlling person, as the case may be.

                    (2) Each Holder of Warrant Shares will, if Warrant Shares held by such Holder are included in the securities a to which registration, qualification or compliance is being effected, severally and not jointly and hold harmless the Company, its Directors, its officers who shall have signed any such registration statement, each underwriter if any, and each person,, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each other Holders, its officers, directors, partners and each person controlling such other Holders, from and against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based upon any untrue statement of a material fact contained in such registration statement, related prospectus or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Company, each other Holder, such directors, partners, persons, underwriters or control persons, promptly as such expenses are incurred, for any legal and other expenses reasonably incurred in connection with investigating or defending such claim, loss, damage, liability, action or proceeding, in each case to the extent, and only to the extent, that such Untrue statement or omission is made in such registration statement, related prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of such securities; provided, however, that the
                                                 --------  -------
indemnity obligations of any Holder hereunder shall not exceed such Holder's proceeds from the sale of Warrant them pursuant to such registration.

                    (3) Each person entitled to indemnification hereunder (the "Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") in writing after the Indemnitee receives any notice of the commencement of any action, suit, proceeding or investigation or threat thereof for which the Indemnitee will claim indemnification or contribution pursuant to this Agreement. Unless in the reasonable judgment of the Indemnitee, an actual Or Potential conflict of interest exists between the Indemnitee and the Indemnitor with respect to such claim, the Indemnitee will permit the Indemnitor to assume the defense of such claim with counsel reasonably satisfactory to the indemnitee. If the Indemnitor is not entitled, or elects not, to assume the defense of a claim, it need not pay the fees and expenses of more than one counsel with respect to such claim unless in an Indemnitee's reasonable judgment, an actual or potential conflict of interest may exist between such Indemnitee and any other Indemnitee(s) with respect to such claim. In such event the Indemnitor shall pay the fees and expenses of such additional counsel or counsels; as may be necessary. The Indemnitor shall not be subject to any liabilities for any settlement made without its consent, which consent shall not unreasonably be withheld or delayed. No Indemnitor shall, except With the consent of each Indemnitee, consent to entry of any judgment or enter into any settlement which does not unconditionally require the claimant or Plaintiff to release the Indemnitee from all liability in respect of such claim or litigation.

                    (4) If the indemnification provided for in this Subsection 5(g) is unavailable to an Indemnitee here under in respect of any claims, losses, damages, liabilities or expenses; referred to herein, then the Indemnitor in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee, as a result of such claims, losses, damages, liabilities or expenses, in such proportion as appropriately reflects the relative fault of the Indemnitor(s) and Indemnitee(s) in connection with such claims, losses, damages, liabilities; or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnitor(s) and Indemnitee(s) and relevant equitable considerations shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnitor(s) or Indemnitee(s) and their relative intent, knowledge, access to information and opportunity to correct or prevent such action, and their benefit therefrom. The amount paid or payable by a party as a result of the claims, losses, damages, liabilities and expenses referred to above shall include any legal or other fees; or expenses reasonably incurred by such party in connection with investigating or defending and action, suit, proceeding or claim. In no event shall the amount of any such contribution payable by a Holder exceed the amount payable by that Holder under Subsection 5(g)(2) hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent representation.

          (h) The right to cause the Company to register Warrant Shares granted by the Company to the Holder under this Section 5 shall be automatically transferred or assigned by any Holder to permitted transferees or assignees of such securities, provided, that (a) the Company is, within a reasonable time
                 --------
after such transfer, furnished written notice of (i) the name and address of said transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (b) such assignment in accordance with and permitted by all other agreements between the transferor or assignor and the Company, and (c) immediately following such transfer the further disposition of such securities by the transferee or assignee In restricted under the Act.

     6.   Transferability.  This Warrant may not be sold, transferred, assigned
          ---------------
or hypothecated by the Holder except in compliance with the provisions of the Act The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants Issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of Holder thereof shall, be identical to those of the Holder.

     7.   Loss, etc., of Warrant.  Upon receipt of evidence satisfactory to the
          ----------------------
Company of the loss, theft, destruction or Mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation, of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     8.   Warrant Holder Not Shareholder.  Except as otherwise provided herein,
          ------------------------------
this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

     9.   Notices.  All notices and other communications required or permitted
          -------
to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally Or by facsimile transmission, or sent by recognized overnight courier or by certified mail, return receipt requested, postage paid to the parties hereto as follows:

               (a)  If to the Company at 12212 Technology Blvd., Austin, Texas,
          Att.: Mark B. Chandler, Ph.D., facsimile no. (512) 258-4173, or such other address as the Company has designated in writing to the Holder, or

               (b) if to the Holder at 277 Park Avenue, New York, New York 10172, Att.: Calvin L. Chrisman, facsimile No. (212) 940-9339 or such other address or facsimile number as the Holder has designated in writing to the company.

     10.  Headings.  The headings of this Warrant have been inserted as a matter
          --------
of convenience and shall not affect the construction hereof.

     11.  Applicable Law.  This Warrant shall be governed by and construed in
          --------------
accordance with-the law Of the State of New York without giving effect to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, Luminex Corporation has caused this Warrant to be signed by its Chairman and Chief Executive Officer and its corporate seal to be hereunto affixed and attested by its Secretary this 2nd day of April, 1997.

                                     LUMINEX CORPORATION


                                     By:  /s/ Mark B. Chandler
                                          ------------------------------------
                                          Mark B. Chandler, Ph.D.
                                          Chairman and Chief Executive Officer

ATTEST:



___________________________
     Secretary

[Corporate Seal]

                            CASHLESS EXERCISE FORM
                   (To be executed upon exercise of Warrant
                         pursuant to Section 1(a)(ii))


     The undersigned hereby irrevocably elects to surrender _____________ shares purchasable under this Warrant for such shares of Common Stock issuable in exchange therefor pursuant to the Cashless Exercise provisions of the within Warrant, as provided for in Section 1(a)(ii) of such Warrant.

     Please issue a certificate or certificates for such Common Stock in the name of, and pay cash for fractional shares to:

                                             Name:______________________________

                                             (Please Print Name, Address and
                                             Social Security No.)

                                             Address:___________________________
                                                     ___________________________
                                                     ___________________________

                                             Social Security No.________________

                                             Signature:_________________________
                                             NOTE:   The above signature should
                                                     correspond exactly with the
                                                     name of the first page of
                                                     this Warrant or with the
                                                     name of the assignee
                                                     appearing in the assignment
                                                     form below.

                                             Date:______________________________

     And if said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

                                     -16-